[ON BRADY MARTZ AND ASSOCIATES LETTERHEAD]

March 1, 2010

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Integrity Fund of Funds, Inc. (the "Registrant"), a copy of which is attached and which we understand will be filed with the Securities and Exchange Commission pursuant to Item 77K of Form N-SAR dated March 1, 2010. We agree with the statements concerning our Firm in such Item 77K.

Sincerely,

Brady Martz and Associates, P.C.